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                                                                    Exhibit 23.2

     We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of United Rentals, Inc. for the registration of 988,559 shares of its common stock and to the incorporation by reference therein of our report dated February 23, 2001 with respect to the consolidated financial statements and schedules of United Rentals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                    /s/ Ernst & Young LLP

MetroPark, New Jersey
April 18, 2001